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                                                                    EXHIBIT 5.01


                                November 6, 1997



Geoworks Corporation
960 Atlantic Avenue
Alameda, CA  94501

Ladies & Gentlemen:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about November 6, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,400,000 additional shares of your Common Stock (the "Common Stock") subject to issuance by you pursuant to your 1994 Stock Plan, as amended through May 27, 1997 (the "Plan").

        In rendering this opinion, we have examined the following:

        (1) your Registration Statement on Form 8-A (File No. 0-23926) filed with the Commission on April 23, 1994, together with the order of effectiveness issued by the Commission therefor on June 22, 1994;

        (2) the Registration Statement, together with the Exhibits to be filed as a part thereof, including without limitation your Certificate of Incorporation and Bylaws and the Plan;

        (3) the Prospectus originally prepared in connection with the Plan and with the Registration Statement, as amended to take into account the amendment of the Plan on May 27, 1997 increasing by 1,400,000 shares in the number of shares of Common Stock subject thereto;

        (4) the minutes of meetings and actions by written consent of your stockholders and Board of Directors relating to the Plan that are contained in your minute books and the minute books of your predecessor, Geoworks, a California corporation ("Geoworks California") that are in our possession;

        (5) the stock records for both you and Geoworks California that you have provided to us (consisting of a list of stockholders prepared by your transfer agent, Chase Mellon Shareholder Services, and a list of option holders respecting your capital stock that was prepared by you); and

        (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.


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Geoworks Corporation
November 6, 1997
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        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the legal capacity of all natural persons executing the same, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information and records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate. Our opinion below is given on the assumption that shares of Common Stock may not be issued and sold by you in accordance with the Plan or the Assumed Options unless and until such shares, at the time in question, are explicitly reserved and available for issuance under the Plan.

        Based upon the foregoing, it is our opinion that the 1,400,000 additional shares of Common Stock that may be issued and sold by you pursuant to the Plan, when issued and sold in accordance with the Plan and in the manner referred to in the Prospectus associated with the Plan and the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

        This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Common Stock and is not to be relied upon for any other purpose.

                                       Very truly yours,


                                       FENWICK & WEST LLP